Exhibit 21

State of
Company	Incorporation
(Name in which such subsidiary conducts business if other than corporate name):	or Organization
1515 West State Street Boise, Idaho, LLC	Delaware
1740 Associates, LLC	Michigan
4042 Warrensville Center Road—Warrensville Ohio, Inc.	Ohio
5277 Associates, Inc.	Washington
5600 Superior Properties, Inc.	Ohio
Advance Benefits, LLC	Florida
Apex Drug Stores, Inc.	Michigan
Ascend Health Technology, LLC	Delaware
Broadview and Wallings—Broadview Heights Ohio, Inc.	Ohio
Design Rx, LLC	Wyoming
Design Rxclusives, LLC	Wyoming
Design Rx Holdings, LLC	Delaware
Drug Palace, Inc.	Maine
Eckerd Corporation	Delaware
EDC Drug Stores, Inc.	North Carolina
Elixir Insurance Company	Ohio
Elixir Savings, LLC	Florida
Elixir Holdings, LLC	Delaware
Elixir Rx Solutions of Nevada, LLC	Nevada
Elixir Rx Solutions, LLC	Ohio
Elixir Puerto Rico, Inc.	Delaware
First Florida Insurers of Tampa, LLC	Florida
GDF, Inc.	Maryland
Genovese Drug Stores, Inc.	Delaware
Gettysburg and Hoover-Dayton, Ohio LLC	Ohio
Grand River & Fenkell, LLC	Delaware
Harco, Inc.	Alabama
Health Dialog Services Corporation	Delaware
Hunter Lane, LLC	Delaware
ILG – 90 B Avenue Lake Oswego, LLC	Delaware
JCG (PJC) USA, LLC	Delaware
JCG Holdings (USA), Inc.	Delaware
Juniper Rx, LLC	Delaware
K&B Alabama Corporation	Alabama
K&B Louisiana Corporation	Louisiana
K&B Mississippi Corporation	Mississippi
K&B Services, Incorporated	Louisiana
K&B Tennessee Corporation	Tennessee
K&B Texas Corporation	Texas
K&B, Incorporated	Delaware
Lakehurst and Broadway Corporation	New Jersey
Laker Software, LLC	Minnesota
LMW – 90B Avenue Lake Oswego Inc.	Delaware
Maxi Drug North, Inc.	Delaware
Maxi Drug South, L.P.	Delaware
Maxi Drug, Inc.	Delaware
Maxi Green, Inc.	Vermont
Elixir Rx Solutions, LLC	Missouri
Munson & Andrews, LLC	Delaware
Name Rite, LLC	Delaware
Elixir Pharmacy, LLC	Ohio
P.J.C. Distribution, Inc.	Delaware

State of
Company	Incorporation
(Name in which such subsidiary conducts business if other than corporate name):	or Organization
P.J.C. Realty Co., Inc.	Delaware
PDS-1 Michigan, Inc.	Michigan
Perry Drug Stores Inc.	Michigan
PJC Lease Holdings, Inc.	Delaware
PJC Manchester Realty LLC	Delaware
PJC of Massachusetts, Inc.	Massachusetts
PJC of Rhode Island, Inc.	Rhode Island
PJC of Vermont, Inc.	Vermont
PJC Peterborough Realty LLC	Delaware
PJC Realty MA, Inc.	Massachusetts
PJC Revere Realty LLC	Delaware
PJC Special Realty Holdings, Inc.	Delaware
RCMH, LLC	Texas
RDS Detroit, Inc.	Michigan
READ’s Inc.	Maryland
RediClinic Associates, Inc.	Delaware
RediClinic LLC	Delaware

RediClinic of Dallas Forth-Worth, LLC	Delaware
RediClinic of DC, LLC	Delaware
RediClinic of DE, LLC	Delaware
RediClinic of MD, LLC	Delaware
RediClinic of PA, LLC	Delaware
RediClinic of VA, LLC	Delaware
RediClinic US, LLC	Delaware
Richfield Road – Flint, Michigan, LLC	Michigan
Rite Aid Drug Palace, Inc.	Delaware
Rite Aid Hdqtrs. Corp.	Delaware
Rite Aid Hdqtrs. Funding, Inc.	Delaware
Rite Aid Lease Management Company	California
Rite Aid of Connecticut, Inc.	Connecticut
Rite Aid of Delaware, Inc.	Delaware
Rite Aid of Georgia, Inc.	Georgia
Rite Aid of Indiana, Inc.	Indiana
Rite Aid of Kentucky, Inc.	Kentucky
Rite Aid of Maine, Inc.	Maine
Rite Aid of Maryland, Inc.	Maryland
Rite Aid of Michigan, Inc.	Michigan
Rite Aid of New Hampshire, Inc.	New Hampshire
Rite Aid of New Jersey, Inc.	New Jersey
Rite Aid of New York, Inc.	New York
Rite Aid of North Carolina, Inc.	North Carolina
Rite Aid of Ohio, Inc.	Ohio
Rite Aid of Pennsylvania, LLC	Pennsylvania
Rite Aid of South Carolina, Inc.	South Carolina
Rite Aid of Tennessee, Inc.	Tennessee
Rite Aid of Vermont, Inc.	Vermont
Rite Aid of Virginia, Inc.	Virginia
Rite Aid of Washington, D.C., Inc.	Washington DC
Rite Aid of West Virginia, Inc.	West Virginia
Rite Aid Online Store Inc.	Delaware
Rite Aid Payroll Management Inc.	Delaware
Rite Aid Realty Corp.	Delaware
Rite Aid Rome Distribution Center, Inc.	New York
Rite Aid Specialty Pharmacy LLC	Delaware

State of
Company	Incorporation
(Name in which such subsidiary conducts business if other than corporate name):	or Organization
Rite Aid Transport, Inc.	Delaware
Rite Investments Corp.	Delaware
Rite Investments Corp., LLC	Delaware
Rx Choice, Inc.	Delaware
Rx Initiatives, LLC	Utah
Elixir Rx Options, LLC	Ohio
Rx USA, Inc.	Delaware
The Bartell Drug Company	Washington
The Jean Coutu Group (PJC) USA, Inc.	Delaware

The Lane Drug Company	Ohio
Thrift Drug Inc.	Delaware
Thrifty Corporation	California
Thrifty PayLess, Inc.	California
Tonic Procurement Solutions, LLC	Ohio